Exhibit 10.2

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

      This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is being entered into as May 6, 2002 between Marc D. Tokayer (the "Executive"), and TTR Technologies, Ltd., with its principal executive offices at 3 Gavish Street, Kfar Saba, Israel (hereinafter, "TTR Ltd" or the "Company") and TTR Technologies, Inc., a Delaware corporation and the parent company of TTR Ltd, with its principal executive offices at 3 Gavish Street, Kfar Saba, Israel (hereinafter, "TTR Inc."; together with TTR Ltd, may hereinafter be referred to as the "Companies");

      WHEREAS, TTR Ltd., a wholly-owned subsidiary of TTR Inc., and the Executive entered into an Employment Agreement dated as of August __1994, as subsequently amended (the "Original Agreement"), pursuant to which Executive has been continuously employed as TTR Ltd.'s General Manager , as well as TTR Inc.'s President, Chief Executive Officer and Treasurer ; and

      WHEREAS, in connection with the re-structuring of the management of TTR Inc., each of the Company and TTR Inc., on the one hand, and the Executive, on the other, desire to amend and restate the Original Agreement in its entirety Executive shall continue to serve as the General Manager of TTR Ltd. and the President of TTR Inc., all on the terms and conditions provided for herein.

      NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and the Company hereby agree as follows:

                                   ARTICLE I.

                                   Employment

      Section 1.01 Position; Responsibilities.

            (i) Executive shall continue to serve as TTR Ltd.'s General Manager and TTR Inc.'s President, all in accordance with the terms and conditions herein. The employment hereunder shall be for a term of five (5) years (the "Term"), commencing on the date first written above (the "Effective Date") and terminating on the fifth anniversary thereof, and shall be terminable by either party on the terms and subject to the conditions set forth in this Agreement. After expiration of the initial Term, this Agreement shall be automatically renewed for additional one year terms, unless either party shall send notice of termination to the other party at least sixty (60) days before the end of the initial Term or any renewal term.

            (ii) The Executive's responsibilities in his capacity as General Manager of TTR Ltd., shall be as the chief executive officer of TTR Ltd. and shall include all matters customarily associated with the position of General Manager of an Israeli company,


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      including, without limitation, subject to direction by the board of directors of TTR Ltd. (the "Ltd Board"), those related to articulating and effecting overall company policy and strategic objectives, overseeing and managing the research & development activities, engaging and terminating employees, consultants and other service providers, establishing appropriate personnel and employment policies and benefits, negotiating and entering into contracts, finance, and financial reporting. In his position as General Manager, the Executive shall report directly to the Ltd. Board.

            (iii) The Executive's responsibilities as President of TTR Inc. shall include those matters and responsibilities customarily associated with the position of President as may be set forth by the board of directors of TTR Inc. (the "Inc. Board") from time to time including, without limitation, subject to direction by the Inc. Board, those related to articulating and effecting overall Company policy and strategic objectives. In connection with the performance of his duties as President of TTR Inc., Executive will consult on a continuing basis with the Chief Executive Officer of TTR Inc. The Executive shall report to the Chief Executive Officer of TTR Inc.

            (iv) The Executive will perform all of the duties and responsibilities specified in this Agreement primarily from the principal executive offices of TTR Ltd. in Kfar Saba, Israel. It is the parties understanding that Executive's duties and responsibilities will continue to primarily be performed out of the Israeli office notwithstanding the fact that TTR Inc.'s principal executive offices may hereinafter be designated in New York. The parties acknowledge and agree that the nature of the Executive's duties under this Agreement will also require substantial domestic and international travel.

      Section 1.02 Performance of Duties. The Executive shall duly and faithfully perform all of the duties assigned to him to the best of his abilities, and Executive's services shall be full-time and exclusive.

      Section 1.03 Representation and Warranty of Company. Each of TTR Ltd. and TTR Inc., hereby represents and warrants to Executive that it has received all authorizations necessary for the execution and performance of the Agreement on the terms and conditions set forth herein and, upon execution and delivery to the Executive, this Agreement shall be a valid, legally binding obligation enforceable against each of TTR Ltd. and TTR Inc., in accordance with the terms and conditions set forth herein.

      Section 1.04 Representation and Warranty of Executive. The Executive represents and warrants to each of TTR Ltd. and TTR Inc., that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Executive is party, and (ii) does not require the consent of any person. Additionally, the Executive represents and warrants to each of TTR Ltd. and TTR Inc., that he shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Executive.

                                   ARTICLE II.

                                  Compensation


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      Section 2.01 General. The parties agree that TTR Ltd. (and to the extent herein provided, TTR Inc.) shall compensate the Executive for all of his services on behalf of TTR Ltd under this Agreement, as set forth below.

      Section 2.02 Salary. The Executive's minimum annual salary ("Base Salary") commencing on the Effective Date, shall continue to be at the rate of $250,000 and shall be payable in New Israel Shekel (according to the representative rate of exchange at the Company's bank on the date of payment), in biweekly or other installments payable in accordance with the Company's normal payment schedule for senior management. The Base Salary shall be subject to annual review commencing at the end of 2002 and at the end of each year thereafter, if the Executive is employed by TTR Ltd. or TTR Inc., as the case may be, at that time, and may be increased (but not decreased) for subsequent years.

      (i) Base Salary. The Base Salary shall be payable by TTR Ltd., net of any deductions required under Israeli or other applicable law. TTR Ltd. shall make all national insurance payments required under Israeli law in respect of Executive's employment hereunder.

      (ii) TTR Ltd. and the Executive will obtain and maintain Manager's Insurance (Bituach Menahalim) under Israeli law for the benefit of the Executive in the customary form in Israel. Each of TTR Ltd. and the Executive shall contribute toward the premiums payable in respect of such insurance those amounts which would be recognized under applicable law, but in no event shall such contributed amounts be more than thirteen and one third percent (13 1/3%) of each monthly Base Salary payment from TTR Ltd. and up to five percent (5 %) of such amount from the Executive. In Addition, TTR Ltd. shall pay up to 2.5% of each monthly Base Salary payment for Disability Insurance in Israel.

      (iii) TTR Ltd. and the Executive shall maintain an advancement fund under Israeli law (Keren Heshtamlut) for exclusive benefit of the Executive. TTR Ltd. shall contribute to such fund an amount equal to 7-1/2% of each monthly Base Salary payment and the employee shall contribute to such fund an amount equal to 2-1/2% of each monthly Base Salary payment. The Executive hereby instructs TTR Ltd. to transfer to such advancement fund the amount of the Executive's and TTR Ltd.'s contribution from each monthly Base Salary payment.

      (iv) The Base Salary and other payment required hereunder shall be made by way of wire transfer to Executive's designated bank account.

      (v) Executive shall not receive any compensation for services performed on behalf of TTR Inc. hereunder.

      Section 2.03 Fringe Benefits. The Executive shall be entitled to participate in all TTR Ltd. or TTR Inc., employee benefit plans, including retirement programs, if any, group health care plans and Incentive Programs established for senior management. Executive shall be entitled to such participation on a basis no less favorable to the Executive than is made available to other senior management of TTR Ltd., TTR Inc. and their respective affiliates. In addition to the foregoing, the Executive shall be entitled to receive the following:


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      (i)   Automobile. TTR Ltd. shall provide Employee with use of an automobile and TTR Ltd. shall pay for registration, gas, maintenance and insurance.

      (ii) Vacation, Sick Leave and Personal Days. The Executive shall be entitled to an aggregate of 25 business days of paid vacation per contract year. In addition, the Executive shall be entitled to paid sick leave until such date as the Executive becomes entitled to receive long term disability benefits under any applicable disability insurance policy provided by the Companies' or the date that Executive is terminated under this Agreement by reason of disability. Vacation days shall be prorated for any portion of a year to the date of termination. Vacation days not used in one year may be carried forward or accumulated for use by Executive in subsequent years.

      (iii) Expense Reimbursements. TTR Ltd. shall reimburse the Executive promptly for all reasonable and proper expenses incurred by him, in promoting the business of the Companies and the performance of his duties hereunder, upon presentation by Executive of receipts or other appropriate evidence of expenses incurred. The Companies and Executive acknowledge and agree that TTR Ltd or TTR Inc. as the case may be, will reimburse the Executive's reasonable expenses and conference fees for attendance at seminars, conferences and education courses that are relevant to the Companies' business and Executive's duties and responsibilities under this Agreement.

      (iv) Travel. Executive shall be entitled to fly business class in any flight, or combination of flights to get to one destination, of a duration of over four (4) hours.

      (v) Mobile Communication. TTR Ltd. will provide Executive with, or reimburse any reasonable expense incurred by Executive with respect to, suitable tele-communications and computer equipment used by Executive in the performance of his duties and responsibilities under this Agreement.

      Section 2.04 Stock Option. The Executive shall continue to be entitled to participate in TTR Inc.'s existing 2000 Equity Incentive Plan (hereinafter, the "2000 Plan"). In the event that either one of TTR Inc. or TTR Ltd. shall approve or adopt any other stock option plan, bonus plan or other compensation program ("Incentive Programs") that either TTR Ltd. or TTR Inc. as the case may be, may hereafter establish for senior management, Executive shall be entitled to participate in such Incentive Programs.

      Section 2.05 Assumption of Obligation by TTR Inc. Notwithstanding anything to the contrary contained in this Agreement, in the event that for whatever reason TTR Ltd. is unable or unwilling to perform its obligations hereunder, including without limitation, to effect payment of the Base Salary and other amounts payable under this Article II as herein provided or otherwise in a reasonably timely fashion (each such instance being an "Unperformed Obligation"), then, without any further action on the part of any of the parties, TTR Inc. hereby agrees to automatically assume the obligation to perform such Unperformed Obligation and further agrees that such performance shall thereafter become a legally binding primary obligation of TTR Inc. and that it shall perform in a reasonable timely fashion any Unperformed Obligation, including without limitation, payment to Executive amounts as required by
Article II as herein provided.


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      Section 2.06 Employment Contract Expense Reimbursement. Within five (5)
business days after signing of this Agreement, TTR Ltd. shall reimburse Executive for attorney's fees and expenses incurred by Executive in the negotiation and execution of this Agreement upon presentation of proper invoices, provided, that, such reimbursement shall not exceed in the aggregate $5,000.

                                  ARTICLE III.

                            Termination of Employment

      Section 3.01 Termination by Executive. Executive may terminate his employment hereunder at any time for any reason by delivering to each of TTR Ltd. and TTR Inc., 90 days advance written notice of termination.

      Section 3.02 Termination for Good Reason. Subject to the terms and conditions of this Agreement, Executive may resign and terminate his employment hereunder for "Good Reason" (which shall also be deemed a termination by the Company other than for Cause). For purposes of this Agreement, "Good Reason" means (i) the failure to continue Executive as President of TTR Inc., General Manager of TTR Ltd. (other than for Cause) or a member of r the Inc. Board or a member of the Ltd. Board, (ii) the failure to assign Executive duties, authorities, responsibilities and reporting requirements that are in the aggregate substantially consistent with his position as General Manager of TTR Ltd. or President of TTR Inc., as the case may be, or if the scope of Executive's duties and responsibilities as General Manger of TTR Ltd. or President of TTR Inc., as the case may be, are in the aggregate materially reduced, except for any reduction in duties and responsibilities due to Executive's illness or disability, (iii) a material reduction in or a material delay in the payment of Executive's total cash compensation and benefits from those required to be provided in accordance with the provisions of this Agreement, or a breach by TTR Ltd. or TTR Inc., as the case may be, of any other material provision of this Agreement where TTR Ltd. or TTR Inc., as the case may be, has failed to cure such breach within 10 business days following receipt of written notice from Executive detailing the basis of the alleged breach, (iv) the failure of TTR Ltd. or TTR Inc., as the case may be, to obtain the assumption in writing of its obligations to perform this Agreement by any successor to all or substantially all of the assets of TTR Ltd. or TTR Inc., as the case may be, at or before consummation of a merger, consolidation, sale or similar transaction or (v) the stockholders of either TTR Inc. or TTR Ltd. approve dissolution or liquidation of their respective company.

      Executive shall remit to the Ltd. Board or Inc. Board, as appropriate, in writing notice of the existence of Good Reason, specifying in reasonable detail the basis therefor, not later than three months from the occurrence of the event which Executive is deeming as Good Reason. Within 10 business days following the Company's receipt of Executive's notice relating to Good Reason, the Executive and the Inc. Board or the Ltd. Board, as the case may be, shall confer in a good-faith attempt to reach an amicable resolution of any outstanding issue. In the event that the parties shall fail to reach such amicable resolution, the parties jointly shall promptly refer this matter to an Arbitrator in the manner prescribed below. Pending determination of the Arbitrator as herein provided, at the option of Executive and upon notice to TTR Ltd. or TTR Inc., as appropriate, Executive may continue in the employ of TTR Ltd. or TTR Inc., as the case may be. If the Arbitrator finds that the Executive does not have Good Reason for terminating his employment with TTR Ltd. or TTR Inc., as the case may be, then TTR Ltd. or TTR Inc., as the case may be, may consider the notice of Good Reason received from Executive as termination by


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Executive without Good Reason as of the date of original receipt thereof (unless the Executive has elected to continue in the employ of TTR Ltd. or TTR Inc., as the case may be, during such arbitration proceeding, in which case the date of termination shall be deemed to be the date of receipt of the Arbitrator's determination).

      Section 3.03 Termination for Cause. TTR Ltd. or TTR Inc., as the case may be, shall have the right to terminate for "Cause" upon notice to the Executive only in the event of (a) a failure by the Executive to substantially comply with the direct lawful and proper instructions of the Inc. Board resulting in material harm or loss to either TTR Ltd. or TTR Inc. or (b) Executive's illegal or unethical acts or conduct which causes material harm or loss to either TTR Ltd. or TTR Inc or has a material adverse effect on the name or public image of either TTR Ltd. or TTR Inc. , provided, however that the foregoing shall not constitute "Cause" if Executive, after being notified in writing by the Company of the particular acts or circumstances of such material breach, cures such failure within 30 days after receipt of such notice.

      Termination by TTR Ltd. or TTR Inc., as the case may be, for Cause shall not be effective until and unless (i) notice of intention to terminate for Cause has been given by TTR Ltd. or TTR Inc., as the case may be, within 30 days after the Inc. Board or the Ltd. Board, as the case may be, learns of the act, failure or event constituting "Cause" and (ii) the Inc. Board or the Ltd Board as the case may be, has resolved to terminate Executive for Cause after Executive has been given notice of the particular acts or circumstances which are the basis for the termination for Cause and has been afforded at least 10 business days notice of the meeting at which such resolution is to be voted upon and an opportunity to present his position in writing and the Company has given notice of termination to Executive within three days thereafter (and the Executive's termination of employment shall be effective immediately upon receipt of such notice but shall not be deemed a termination of employment for Cause unless and until all of the conditions set forth in clauses (i) through (iii) hereof have occurred), and (iii) if Executive has commenced an arbitration in the manner prescribed below within 15 days after such notice of termination disputing the right of TTR Ltd. or TTR Inc. as the case may be, under this Agreement to terminate for Cause, the Arbitrator shall thereafter have determined that the Executive was terminated for Cause.

      If the Arbitrator does not rule that the Executive was terminated for Cause, the Executive shall be treated as having been terminated without Cause and Executive shall have the rights provided under Section 3.04 below with respect to a termination without Cause.

      Section 3.04 Rights Upon Termination. In the event the Executive's employment under this Agreement is terminated by the Company other than for "Cause" (a termination due to the Executive's death or disability, or notice by TTR Ltd. or TTR Inc., as the case may be, of non-renewal of this Agreement, shall be treated for purposes of this Agreement as a termination by TTR Ltd. or TTR Inc., as the case may be, other than for Cause) or by the Executive for "Good Reason", then, in addition to all amounts of Base Salary, earned but unpaid incentive or bonus compensation under any Incentive Programs (prorated for any partial year), and other benefits due or payable to him through the date of termination, the Executive shall be entitled to the following ("Severance Package"):

      (i) an amount, which shall be payable in one lump sum within 30 days of the date of determination that the Executive's termination is (x) other than for Cause, or (y)


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            for Good Reason, as applicable, equal to four (4) year's Base Salary based on the Base Salary then in effect, provided, that in the event that TTR Inc. or TTR Ltd., as the case may be, elects not to renew this Agreement, then such amount payable to the Executive shall be equal to two (2) years' Base Salary based on the Base Salary then in effect; plus an amount equal to the value of all benefits (other than Base Salary, expense reimbursement and medical insurance benefits) that would be provided to Executive for the Base Salary continuation period including but not limited to amounts due to Executive under any Incentive Programs at the rate paid or otherwise provided to Executive for the preceding contract year;

      (ii) all ESOPs, stock options, warrants and stock appreciation rights of TTR Inc. ("Rights") granted to Executive under any plan or otherwise prior to the effective date of termination, shall become vested, accelerate and become immediately exercisable (the, "Event Date") and continue to be exercisable for the original exercise period of such option, if applicable, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof; In the event Executive owns or is entitled to receive any unregistered securities of TTR Inc., then TTR Inc. shall use its best efforts to effect the registration of all such securities as soon as practicable.

      Section 3.05. Excise Tax. In the event that any payment or benefit received or to be received by Executive in connection with a termination of his employment would be subject to any excise tax imposed under applicable law, then TTR Ltd. (or, as herein provided, TTR Inc.) shall assume all liability for the payment of any such tax and TTR Ltd. (or, as herein provided, TTR Inc.) shall immediately reimburse Executive on a "grossed-up" basis for any income taxes attributable to Executive by reason of such payment and reimbursements.

      Section 3.06 Rights on Termination for Cause or Without Good Reason. No Severance Package shall be due or owing to the Executive in the event that the Company shall terminate the Executive's employment for "Cause" or in the event that the Executive shall terminate his employment with the Company for reasons other than "Good Reason"; provided, however that Executive shall in all events be paid all accrued but unpaid Base Salary earned, but unpaid incentive or bonus compensation under any Incentive Programs (prorated for any partial year), and other benefits due or payable to him through the date of termination. In addition, in the event that the Companies shall terminate the Executive's employment for "Cause" or in the event that the Executive shall terminate his employment with the Companies for reasons other than "Good Reason", then except as provided in the following two sentences, all unvested options then held by Executive shall automatically be forfeited (subject, however, to any contrary determination of the Inc Board or the Ltd Board, as the case may be, in its respective sole discretion). No forfeiture of unvested Options shall occur until 15 days after the later of (i) the conclusion of any arbitration proceeding or further proceeding contemplated by Section 3.02 hereof or, (ii) if no arbitration proceeding is commenced, until the time for commencing such a proceeding has lapsed (the later of such two dates being referred to herein as the "Forfeiture Date"), but no additional service-based or time-based vesting shall occur with respect to any such Options following the date Executive's employment is deemed terminated under Section 3.02. Executive may exercise vested options at any time as permitted under the relevant option agreements. In all other respects, the terms of the grant of any such options shall govern.


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      Section 3.07 Disability. For purposes of this Agreement "disability" shall mean any physical or mental illness or injury as a result of which Executive remains absent from work for a period of three (3) successive months, or an aggregate of 90 days in any twelve (12) month period. Disability shall occur at the end of any such period.

      Section 3.08 Cooperation of Executive. During the period following notice of termination until the effective date of termination by either party for whatever reason, the Executive shall cooperate with the Company and use reasonable efforts to assist the integration into the Company the person or persons who will assume the Executive's responsibilities.

                                   ARTICLE IV.
          Non-competition; Confidential Information; Development Rights

      Section 4.01 Other Business Ventures. During the term of the Executive's employment hereunder, and for a period of twelve (12) months following the date on which Executive's termination of employment with TTR Inc and TTR Ltd. becomes effective, the Executive shall not, without the prior written approval of the Inc Board or the Ltd Board as the case may be, directly or indirectly engage in, represent, be connected with or have a financial interest in any business which is or, to the best of his knowledge, is about to become engaged in the design, development, production, sale or distribution of any product or component that directly competes with a product or component (i) then being designed, produced, sold or distributed by TTR Ltd or TTR Inc, or any of its affiliates, or (ii) to which the TTR Ltd or TTR Inc or any of its affiliates shall then have proprietary rights to sell or distribute (hereinafter the "Company's Business"); provided, however, that nothing herein contained shall be deemed to prohibit the Executive from (i) being a passive investor owning up to 5% of any class of outstanding securities of any company whose stock is publicly traded, or (ii) being an owner, officer, director or trustee of family businesses or partnerships not engaged in the Company's Business.

      Executive acknowledges that the restricted period of time and the geographical location specified under this section 4.01 are reasonable, in view of the nature of the business in which each of TTR Inc and TTR Ltd is engaged in and Executive's knowledge of both TTR Inc's and TTR Ltd's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

      Section 4.02 Confidential Information. Except (i) in the course of his employment with TTR Ltd and TTR Inc., or (ii) as he may be required pursuant to any law or court order or similar process, the Executive shall not at any time during or after the term of the Executive's employment hereunder, directly or indirectly disclose or use any Confidential Information (as defined below) or proprietary data with respect to either TTR Inc. or TTR Ltd as the case may be. The term "Confidential Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to either TTR Ltd or TTR Inc. or


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their products. Confidential Information shall not include information that (a)
was already known to or independently developed by the Executive prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to either TTR Ltd or TTR Inc as the case may be, (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge or known generally in the Companies' industry except as a result of breach of this Agreement by the Executive, (c) shall have been received by the Executive from another person or entity having no obligation to either TTR Ltd. or TTR Inc , or (d) is approved in writing by either TTR Ltd or TTR Inc as the case may be, for release by the Executive.

      The Executive agrees to disclose the Information only to persons necessary in connection with Executive's work with TTR Ltd and TTR Inc, as determined by the Executive in good faith. The Executive agrees to prevent the unauthorized disclosure by him of the Confidential Information, and shall take appropriate measures to ensure that persons acting on his behalf are bound by a like covenant or other duty of secrecy.

      The Executive acknowledges and agrees that the Confidential Information furnished to him hereunder is and shall remain proprietary to TTR Ltd or TTR Inc as the case may be. Unless otherwise required by statute or government rule or regulation, and excluding Executive's personal financial and business records, all copies of the Confidential Information shall be returned to TTR Ltd or TTR Inc immediately upon request without retaining copies thereof.

      Section 4.03 Hiring of the Companies' Employees. During the term of the Executive's employment hereunder, and for a period of twelve (12) months following the date on which Executive's termination of employment with the Companies becomes effective, the Executive shall not, except in the course of the performance of his duties hereunder or with the prior approval of the Inc Board or the Ltd Board as the case may be, in any way directly or indirectly, with respect to any person who to the Executive's knowledge was employed by TTR Ltd or TTR Inc as the case may be, or their respective affiliates ("Company Employee") at any time during the period commencing six months prior to the date of the hiring of such Company Employee, hire or cause to be hired any Company Employee, or contract the services of any closely held private corporation or other entity in which such Company Employee is an officer or director or holds a 25% or greater equity ownership interest.

      Section 4.04 Development Rights. The Executive agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Executive's efforts during his employment with the Companies shall be the sole property of TTR Ltd or TTR Inc. as the case may be and Executive shall at the request of either TTR Ltd or TTR Inc as the case may be, do all things and execute all documents as either TTR Ltd or TTR Inc may reasonably require to vest in TTR Ltd or TTR Inc the rights and protection herein referred to.

                                   ARTICLE V.
                                  Miscellaneous

      Section 5.01 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Chairman of the Board of both TTR Ltd and TTR Inc, and if to the Executive, to his address on the books of TTR Ltd (or to such other address as the Companies or Executive may give to the other for purposes of notice hereunder).


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                  Notices given to Executive shall be sent to:

                        Marc D. Tokayer
                        [address]

                  With a copy to:


                  Notices given to the Companies shall be sent to:

                        TTR Technologies, Inc. & TTR Ltd
                        3 Gavish Street
                        Kfar Saba Israel

                  With a copy to:

                        Aboudi & Brounstein
                        3 Gavish Street
                        Kfar Saba, Israel

      All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in Israeli mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by Israel mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

      Section 5.02 Assignment and Succession. The rights and obligations of each of TTR Ltd and TTR Inc under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. The Executive's rights and obligations hereunder are personal and may not be assigned; provided, however that in the event of the termination of the Executive's employment due to the Executive's death or disability, the Executive's legal representative shall have the right to receive the Severance Package as set forth in Section 3.02 above.

      Section 5.03 Headings. The Article, Section, paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

      Section 5.04 Arbitration.

      Any controversies or actions at law or equity between Executive and TTR Inc. or TTR Ltd., as the case may be, involving the construction or application of any of the terms, provisions or conditions of this Agreement, shall on the written request of either party served on the other, be submitted to arbitration. Such arbitration shall comply with and be governed by the American Arbitration Association's National Rules for the Resolution of Employment Disputes (the


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


"Rules"). An arbitration demand must be made within 60 days of the date on which the party demanding arbitration first had actual notice of the existence of the claim to be arbitrated. One arbitrator shall be selected according to the procedures set forth in the Rules (the "Arbitrator"). The cost of arbitration shall be born by the losing party or in such proportions as the Arbitrator shall decide. Each party shall bear the costs of its own legal fees and expenses. The Arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party. The arbitration shall take place at mutually convenient location in New York City.

The Arbitrator shall render a decision in writing, providing the reasons and support therefor. Any decision reached by the Arbitrator shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrator is relief or remedy on which a court could enter judgment, a judgment upon the award rendered by the Arbitrator shall be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within 15 days of its determination by the Arbitrator). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitration or judicial proceedings between the parties.

      Notwithstanding the dispute resolution procedures contained in this
Section 5.04, either party may apply to any court having jurisdiction (i) to enforce this Agreement to arbitrate, (ii) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (iii) to challenge or vacate any final judgment, award or decision of the Arbitrator that does not comport with the express provisions of this Section 5.04.

      Section 5.05 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

      Section 5.06 Waivers. No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof, or the exercise of any other right, power or privilege.

      Section 5.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Section 5.08 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not set forth herein. This Agreement may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

      Section 5.09 Interpretation. The parties hereto acknowledge and agree that each party


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


and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its drafting. Accordingly, (i) the rules of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

      Section 5.10 Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with the internal laws of the State of New York without reference to principles of conflict of laws.


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


      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the day and year first above written.


                                TTR TECHNOLOGIES, LTD


                                By: /s/ Baruch Sollish
                                   --------------------------

                                Name: Baruch Sollish
                                     ------------------------

                                Its: Chief Technology Officer
                                    -------------------------



                                TTR TECHNOLOGIES, INC.


                                By: /s/ Sam Brill
                                   --------------------------

                                Name: Sam Brill
                                     ------------------------

                                Its: Chief Operating Officer
                                    -------------------------


                                /s/ Marc D. Tokayer
                                ---------------------------
                                MARC D. TOKAYER


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